RIGHTS OFFERING AGREEMENT
This Rights Offering Agreement, dated as of October 29, 2019 (this “Agreement”), is entered into by and among Infrastructure and Energy Alternatives, Inc., a Delaware corporation (“IEA” or the “Company”), Ares Special Situations Fund IV, L.P., a Delaware limited partnership (“Ares SSF”), ASOF Holdings I, L.P., a Delaware limited partnership (“ASOF” and, together with Ares SSF, “Ares”), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership (“OPPF”), Infrastructure and Energy Alternatives, LLC, a Delaware limited liability company (“Oaktree Holdco”) and OT POF IEA Preferred B Aggregator, L.P., a Delaware limited partnership (“OT Aggregator” and, together with OPPF and Oaktree Holdco, “Oaktree”).
Recitals
WHEREAS, concurrently herewith, IEA is entering into an Equity Commitment Agreement (the “Tranche 2 ECA”) with Ares and Oaktree, pursuant to which, on the terms and subject to the conditions set forth therein, IEA will issue to Ares and Ares will purchase from IEA at the initial closing (the “Closing”) 80,000 shares of Series B-3 Preferred Stock and 3,568,750 Warrants and Ares and Oaktree will commit to purchase up to 30,000 additional shares of Series B-3 Preferred Stock with associated Warrants (collectively, the “Tranche 2 Financing”);
WHEREAS, capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Tranche 2 ECA; and
WHEREAS, as a condition of the recommendation of the Special Committee of the Board of Directors of IEA (the “Special Committee”) in favor of the Tranche 2 Financing, the parties hereto desire to effectuate a rights offering conducted by IEA whereby the holders of outstanding Common Stock, excluding Oaktree, Ares and each of their director designees, the officers of the Company and any Related Party of any of the foregoing (the “Public Stockholders”) shall be offered the transferrable right (the “Right”), but not the obligation, to purchase Series B-3 Preferred Stock and associated Warrants on the terms and conditions set forth in Exhibit A hereto (the “Rights Offering”).
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

Agreement

1.	Rights Offering; Consents.
(a)Promptly following the date hereof, IEA shall (i) prepare all documents and instruments necessary to undertake the Rights Offering, including the instrument governing the Rights and an appropriate disclosure document (including an appropriate registration statement) with respect to the Rights Offering, (ii) retain such third parties as are necessary to effectuate the Rights Offering, including a rights agent and a transfer agent for the Series B-3 Preferred Stock and Warrants to be issued in the Rights Offering, and (iii) use reasonable best efforts to obtain any and all third party consents and approvals required in connection with the Rights Offering,
(b)Without limiting Section 1(a) above, promptly following the Closing, and in any event no more than 30 days subsequent to the date hereof (subject to the Closing having occurred by such date), IEA shall use its commercially reasonable best efforts to file such registration statement, in form and substance required by the Securities Act of 1933, as amended (the “Registration Statement”), with the U.S. Securities and Exchange Commission (“SEC”) with respect to the Rights Offering. Thereafter, IEA shall take commercially reasonable efforts to (i) cause such Registration Statement to be declared effective by the SEC, and to remain continuously effective during the period of the Rights Offering, including, without limitation, responding to such comments as may be received from the staff of the SEC and filing amendments to the Registration Statement to the extent reasonably necessary and (ii) complete the Rights Offering no later than March 17, 2020.
(c)Promptly following such time as the SEC has declared the Registration Statement effective, the Company shall distribute the Rights and conduct and consummate the Rights Offering.
(d)It shall not be a breach of this Section 1, if the Registration Statement includes the proxy statement with respect to a special shareholder meeting to approve the warrants pursuant to Section 5635 of the NASDAQ rules.

2.
Ares and Oaktree Consents. With respect to the distribution of Rights and the issuance of the Series B-3 Preferred Stock and Warrants contemplated to be issued to the Public Stockholders pursuant to the Rights Offering:

(a)Ares hereby consents pursuant to: (i) Section 6 of the Series B-1 COD, (ii) Section 6 of the Series B-2 COD, (iii) Section 6 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (iv) Section 6 of the Series B-3 COD to be filed at the Closing, and (v) Article III of the Investor Rights Agreement, dated as of May 22, 2019, as amended;
(b)Ares hereby waives: (i) its redemption right under Section 7 of the Series B-1 COD, (ii) its redemption right under Section 7 of the Series B-2 COD, (iii) its redemption right under Section 7 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (iv) its redemption right under Section 7 of the Series B-3 COD to be filed at the Closing, (v) any anti-dilution or similar adjustment contained in Section 4 of the Warrants held by it, and (vi) its rights as a holder of securities of the Company to receive its pro rata portion of the distribution of the Rights (and if so received, Ares agrees not to exercise or transfer such Rights).
(c)Oaktree hereby consents pursuant to: (i) Section 6 of the Series A COD, and (ii) Article III of the Investor Rights Agreement, dated as of May 22, 2019, as amended; and
(d)Oaktree hereby waives: (i) its redemption right under Section 7 of the Series A COD, (ii) its redemption right under Section 7 of the Series B-1 COD, (iii) its redemption right under Section 7 of the Series B-2 COD, (iv) its redemption right under Section 7 of each of the Amended and Restated B-1 and B-2 Certificates to be filed at the Closing, (v) its redemption right under Section 7 of the Series B-3 to be filed at the Closing, (vi) any anti-dilution or similar adjustment contained in Section 4 of the Warrants held by it, and (vii) its rights as a holder of securities of the Company to receive its pro rata portion of the distribution of the Rights (and if so received, Oaktree agrees not to exercise or transfer such Rights).

3.	Special Committee.
(a)No amendment, modification or waiver of any provision of this Agreement shall be made by the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee. In addition to any approval of the Board, and without limiting the other requirements set forth herein, the prior approval of the Special Committee shall be required for the Company to take any action that would breach in any material respect the Company’s obligations under this Agreement and/or prevent or materially delay the consummation of the transactions contemplated hereby and, in the event any such action is taken without the prior approval of the Special Committee, such action shall in no event be deemed to be a breach or violation of this Agreement for any purpose hereof with respect to Ares or Oaktree.
(b)Prior to the earlier of (x) the consummation of the Rights Offering or (y) the termination of this Agreement, Ares and Oaktree shall not, and shall cause their respective Affiliates not to, seek to remove the members of the Special Committee from IEA’s board of directors (other than in the case of removal for cause, as determined in good faith by IEA’s board of directors) and, should all the members of the Special Committee cease to so serve, Ares and Oaktree shall not, and shall cause their respective Affiliates not to, restrict IEA’s board of directors from causing the election of an individual or individuals to the board of directors of IEA, each of whom is a director not affiliated with Ares or Oaktree, and causing the appointment of such director or directors to be a member or members of the Special Committee, as the case may be.

4.
Representations. Each party hereto represents and warrants to the other parties hereto that such party has all requisite power and authority to enter into, execute, and deliver this Agreement, that this Agreement has been duly and validly authorized by all requisite action to enter into, execute, and deliver this Agreement and to perform his or its obligations hereunder and that this Agreement constitutes its valid, legal and binding obligations enforceable in accordance with, its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws limiting creditors’ rights generally or by equitable remedies (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.
Governing Law. This Agreement will be governed by Delaware Law without regard to the conflicts of law principles thereof. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in the Court of Chancery of the State of Delaware, and the Parties hereby irrevocably submit to the exclusive jurisdiction of such court (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding, irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

6.
Jointly Drafted; Advice of Counsel. The words used in this Agreement shall be deemed words chosen by the parties to express their mutual intent, and no rule of construction against any party shall apply to any term or provision of this Agreement. This Agreement is entered into by all parties hereto freely and voluntarily, and with and upon the advice of counsel. All parties hereto warrant that they have been fully advised by their attorneys with respect to the advisability of executing this Agreement and with respect to the releases and other matters contained herein.

7.
Counterparts and Facsimiles. This Agreement may be executed in counterparts, which collectively shall be deemed an original and which, taken together, shall constitute one and the same instrument. Electronic or facsimile copies of counterparts of this Agreement shall have the full force and effect as an original.

8.
Entire Agreement, Modifications, Etc. This Agreement constitutes the entire Agreement of the parties with respect to the subject matter hereof and supersedes all previous negotiations, agreements, understandings or commitments concerning the subject matter hereof, and shall not be released, discharged, changed, waived, or modified except by instruments in writing signed by each of the parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors and permitted assigns. The parties acknowledge that no person or entity, nor an agent or attorney of any person or entity, has made any promises, representations, or warranties whatsoever, express or implied, which are not expressly contained in this Agreement, and the parties further acknowledge that they have not entered into this Agreement in reliance upon any collateral promise, representation, warranty, or in reliance upon any belief as to any fact or matter not recited in this Agreement.

9.
Benefits. Nothing in this Agreement, express or implied, is intended or shall be construed to give any party other than the parties to this Agreement or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. Notwithstanding the foregoing, the Public Stockholders shall be express third-party beneficiaries of this Agreement.

10.
Termination.  In the event that the Tranche 2 ECA is terminated in accordance with its terms without the Closing having occurred, this Agreement shall automatically terminate and be of no further force or effect; provided that nothing set forth in this Agreement shall relieve any party for liability for any willful or intentional breach of this Agreement prior to such termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.
IEA:

Infrastructure and Energy Alternatives, Inc.

By:    /s/ John P. Roehm
Name: John P. Roehm
Title:    Chief Executive Officer

ARES:

Ares Special Situations Fund IV, L.P.
By: ASSF Management IV, L.P., its general partner
By: ASSF Management IV GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory

ASOF Holdings I, L.P.
By: ASOF Management, L.P., its general partner
By: ASOF Management GP LLC, its general partner

By:	/s/ Aaron Rosen
Name: Aaron Rosen
Title: Authorized Signatory

Notice Information:
c/o Ares Management LLC
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Email: sgraves@aresmgmt.com
PEGeneralCounsel@aresmgmt.com

Attention: Scott Graves

OAKTREE:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC,

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory
OT POF IEA Preferred B Aggregator,
L.P.

By: OT POF IEA Preferred B Aggregator GP, LLC
Its: General Partner

By: Oaktree Power Opportunities Fund III Delaware, L.P.
Its: Managing Member

By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Oaktree Power Opportunities Fund III
Delaware, L.P.

By: Oaktree Power Opportunities Fund III GP, L.P.
Its: General Partner

By: Oaktree Fund GP, LLC
Its: General Partner

By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
Name: Ian Schapiro
Title: Authorized Signatory

By:	/s/ Peter Jonna
Name: Peter Jonna
Title: Authorized Signatory

Notice Information:
333 South Grand Avenue, 28th Floor
Los Angeles, CA 90071
Email: ischapiro@oaktreecapital.com
pjonna@oaktreecapital.com
Attention: Ian Schapiro
Peter Jonna

EXHIBIT A
RIGHTS OFFERING

Aggregate Amount of Securities Offered
The Rights will entitle the Public Stockholders to purchase up to an aggregate of 15,000 Shares of Series B-3 Preferred Stock and 515,625 warrants (substantially in the form of the Exhibit to the Tranche 2 ECA, but without the private placement legend or section 8 thereof) at an aggregate price of $15,000,000.

Distribution Date
Rights will be distributed to holders of record of common stock of the Company as of a record date following the effectiveness of the Registration Statement to be determined by the IEA Board of Directors, with the consent of the Special Committee.

Rights Offering Period	20 business days, or such longer period as may be approved by the Special Committee.
Rights Offering Conditions	Minimum subscription amount: $50,000.
Exercise
Each Right will entitle the Public Stockholder to subscribe for $29 Stated Value of Series B-3 Preferred Stock and one warrant (based on a ratio of 5.5 warrants per $160 of Series B-3 Preferred Stock) at a price of $29 per right (the “Basic Right”). The Company will issue an aggregate of 517,241 Basic Rights (subject to adjustment for rounding if a rounding convention is used) to the Public Stockholders pro rata based on the number of shares of Common Stock held by the Public Stockholders on the Distribution Date. The Company may choose to either issue fractional Basic Rights or round the number of Basic Rights issued to each Public Stockholder up or down to the nearest number of whole Basic Rights (provided that no Public Stockholder shall receive less than one Basic Right).
In addition, each Public Stockholder shall have the right (the “Minimum Subscription Right”to purchase a minimum of $50,000 of Series B-3 Preferred Stock and a corresponding number of warrants in order to satisfy the minimum subscription amount, if such amount is greater than the amount of Series B-3 Preferred Stock that could have been purchased based on the Rights distributed to such Public Stockholder. To the extent that those exercising the Basic Rights and the Minimum Subscription Right would acquire more than $15,000,000 Stated Value of Series B-3 Preferred Stock (and associated warrants), then the amount of Series B-3 Preferred Stock (and associated warrants) to be purchased by the Public Stockholders exercising the Minimum Subscription Right shall be equal to $15,000,000 less the Series B-3 Preferred Stock (and associated warrants) to be purchased by the Public Stockholders exercising the Basic Right. Such B-3 Preferred Stock (and associated warrants) will be allocated among those Public Stockholders exercising the Minimum Subscription Right pro rata based on the number of shares of IEA common stock held; for the avoidance of doubt, the minimum subscription amount shall no longer be applicable to such Public Stockholders.

Over-subscription
Each Right will contain an oversubscription right, which will permit each Public Stockholder who has exercised its Basic Right in full to purchase any unsubscribed portion of the Aggregate Amount of Securities Offered on a pro rata basis (based on the outstanding shares of IEA common stock held by the Public Stockholders on the Distribution Date who have fully exercised their Basic Right and are exercising their oversubscription right), subject to a $2.25 million maximum aggregate subscription by each Public Stockholder.

Transferability	The Rights will be fully transferrable; however, the Company need not list the Rights for trading on any securities exchange.